Exhibit 99.h(vii)

FEE AGREEMENT

October 29, 2021

RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated October 26, 2021 (the “Underwriting Agreement”), by and among MainStay CBRE Global Infrastructure Megatrends Fund (the “Fund”), New York Life Investment Management LLC (the "Advisor"), CBRE Investment Management Listed Real Assets LLC (the "Subadvisor" and together with the Advisor, the "Companies") and each of the Underwriters named in Schedule I thereto, with respect to the issue and sale of the Fund’s Common Shares, as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.            Fee. In consideration of your services in offering advice relating to the distribution of the Fund’s Common Shares, the Companies shall, jointly and severally, be responsible for paying a fee to you in the aggregate amount of $[ ] (the “Fee”). The Fee shall be paid on or before the Closing Date (as defined in the Underwriting Agreement) or as otherwise agreed to by the parties hereto. The payment shall be made by wire transfer to the order of RBC Capital Markets, LLC using the following wire instructions:

ABA #:

Account #:

Account:

Attn:

The Companies acknowledge that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing services rendered in connection with the advice described above. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(g)(5).

2.            Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for, except as provided in Section 3 below.

3.            Indemnification. The Companies agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.            Not an Investment Adviser; No Fiduciary Duty. The Companies acknowledge that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Companies. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Companies or the Companies as your agent or employee, and neither party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Companies and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Companies or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Companies have the authority to waive such duties and liabilities. Furthermore, the Companies agree that they are solely responsible for making their own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Companies on related or other matters).

5.            Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.            Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

7.            Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

This Agreement shall be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

CBRE INVESTMENT MANAGEMENT LISTED REAL ASSETS LLC

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to RBC Fee Agreement]

Indemnification Agreement

October 29, 2021

RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street,

New York, New York 10281-8098

Ladies and Gentlemen:

In connection with the engagement of RBC Capital Markets, LLC (“RBCCM”) to advise and assist the undersigned, New York Life Investment Management LLC (the "Advisor") and CBRE Investment Management Listed Real Assets LLC (the "Subadvisor" and together with the Advisor, the “Companies”), with respect to the matters set forth in the Fee Agreement dated October 29, 2021 between the Companies and RBCCM (the “Agreement”), in the event that RBCCM, any of its affiliates, each other person, if any, controlling RBCCM or any of its affiliates, their respective officers, current or former directors, employees and agents or the successors or assigns of any of the foregoing persons (RBCCM and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Companies agree to, jointly and severally, indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and reasonable expenses, including reasonably incurred fees and expenses of counsel to the Indemnified Parties, with respect to services performed pursuant to and in accordance with the Agreement, arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding in connection with the services performed pursuant to and in accordance with or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation, related services and activities prior to the date of the Agreement, the Companies will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party; provided that in any Proceeding, the Companies shall be entitled to select counsel, except that the Indemnified Party shall have the right to select and employ separate counsel (including local counsel), and the Companies shall bear the fees, costs and expenses as incurred of such separate counsel (and local counsel) only if (i) the use of counsel chosen by the Companies to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the Indemnified Party and the Companies and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Companies, (iii) the Companies shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Proceeding or (iv) the Companies shall authorize the Indemnified Party to employ separate counsel at the expense of the Companies. As promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure so to notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which it may have otherwise than on account of this Indemnification Agreement. The Companies may participate at their own expense in the defense of any such action; provided, however, that counsel to the Companies shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties. The Companies shall not, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnified Party shall, without the prior written consent of the Companies, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder when the Companies are an actual named party thereto, unless such settlement, compromise or consent (i) includes an unconditional release of the Companies from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Companies.

If such indemnification were not to be available for any reason, the Companies agree to, jointly and severally, contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Companies or their members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which RBCCM has been retained to perform services bears to the fees paid to RBCCM under the Agreement; provided, that in no event shall the Companies contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by RBCCM pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents (not including, for these purposes, any Indemnified Party)), on the one hand, or by RBCCM (or its employees or other agents), on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Companies if it is determined that such Indemnified Party was guilty of or liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Companies were not guilty of such fraudulent misrepresentation. The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Companies agree that no Indemnified Party shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted primarily from the bad faith, gross negligence or willful misconduct of RBCCM or any of its affiliates, directors, agents, employees or controlling persons in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND EACH OF THE COMPANIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST RBCCM OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF THE INDEMNIFIED PARTIES AND THE COMPANIES AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE INDEMNIFIED PARTY OR THE COMPANIES, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of RBCCM’s engagement under the Agreement. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

This Agreement shall be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

CBRE INVESTMENT MANAGEMENT LISTED REAL ASSETS LLC

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to RBC Indemnification Agreement]